UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: July 18, 2007

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Idaho	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 East Lakeshore Drive, Suite 301 Coeur d’Alene, ID	83814
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (208) 664-4859

n/a (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

ITEM

1.01.

Entry into a Material Definitive Agreement

ITEM

2.01

Completion of Acquisition or Disposition of Assets

ITEM

2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-

Balance Sheet Arrangement of a Registrant

ITEM

3.02

Unregistered Sales of Equity Securities

On July 18, 2007, the Registrant (“TBLC”) entered into a Mineral Agreement with Steve Van Ert and Noel Cousins (the “Sellers”), residents of California and Arizona, respectively, whereby the Sellers conditionally transferred to TBLC the exclusive right and privilege to explore for and develop mineral in the Conglomerate Mesa Mining Claims in Inyo County, California of claim groups known as CM, FAT, Mesa CMP, CGL and MP (the “Conglomerate Mesa Claims”). These claims total 325 unpatented lode claims, covering more than 10 square-miles.  They include several mineralized gold zones identified by prior operators (Newmont and BHP-Billiton) and the historic Santa Rosa Mine, a silver-lead-zinc occurrence which had limited production by several operators including Anaconda Copper.

The Agreement, which is effective as of September 15, 2006, provides TBLC with the right to purchase a 100-percent interest in the Conglomerate Mesa Claims, subject to a 4-percent NSR production royalty of which 1-percent may be bought out by TBLC for $1-million.  In the first year of the Agreement, Timberline is obligated to make an option payment of $75,000 and 100,000 shares of its unregistered common stock to the property owners (85,000 shares to Steve Van Ert and 15,000 shares to Noel Cousins), along with a commitment to $100,000 in exploration expenditures.  The option payment will continue at $75,000 in 2008, and then increase by $25,000 per year annually to a cap of $250,000.  Annual share payments and work commitment amounts will remain fixed at 100,000 (at the same ratio between the Sellers of 85% to Mr. Van Ert and 15% to Mr. Cousins) and $100,000, respectively.

The execution of the Mineral Lease represents the finalization of a Lease/Option to Purchase arrangement that originally commenced with the parties entering into a September 22, 2006, a binding Memorandum of Understanding (“MOU”) regarding the aforementioned Conglomerate Mesa Claims. The MOU was the subject of and an exhibit to a Current Report on Form 8K filed by TBLC on September 28, 2006, which are incorporated by reference hereto.

A copy of the Mineral Agreement, effective as of September 15, 2006, as executed is attached hereto as Exhibit 10.1 and incorporated by reference hereto.

Item 8.01  Other Events.

On July 19, 2007, the Company issued a press release announcing its entrance, effective as of September 15, 2006, into the aforementioned Mineral Agreement.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item

9.01

Financial Statements and Exhibits.

(c) Exhibits

10.1

Mineral Agreement between Timberline Resources Corporation, Purchaser, and Steve Van Ert and Noel Cousins, Sellers,  effective as of September 15, 2006

99.1

July 19, 2007 Press Release

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Timberline Resources Corporation

Date: July 23 2007	By: /s/ John Swallow
John Swallow
Chief Executive Officer and Chairman of the Board of Directors